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                                                                    EXHIBIT 10.1

                     SECURED ADVANCE FACILITY LOAN AGREEMENT

         This SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Agreement") is entered into effective as of the 19th day of June, 2000, by and among Antiqnet.com Inc., a Delaware corporation with its principal office at 4920 Wyaconda Road, North Bethesda, MD 20852 (the "Borrower"), Azul Holdings Inc., a Delaware corporation with an address of 2362 Spotswood Place, Boulder, CO 80304 (the "Lender"), Sloans Auction Galleries Ltd., a Delaware corporation with its principal office at 4920 Wyaconda Road, North Bethesda, MD 20852 ("Sloans"), and Antique Networking, Inc., an Ohio corporation with its principal offices at 1350
W. Fifth Avenue, Suite 300, Columbus, OH 43212 ("Antique Networking") (with Sloans and Antique Networking collectively referred to herein as the "Subsidiaries").

                                 I. DEFINITIONS

         Each reference in this Agreement to the following terms shall be deemed to have the following meanings.

         1.1 Advances. Advances by the Lender made pursuant to Article II of this Agreement.

         1.2 Default. Each of the following events is hereby defined as and is declared to be and to constitute a Default without further notice by the Lender to the Borrower:

                  (a) Failure by the Borrower to make payments within ten days of the due date of any Liability.

                  (b) Failure to perform or observe the covenants, agreements or conditions of the Borrower contained in (i) Article IX of this Agreement, (ii) any other article or section of this Agreement after the expiration of thirty days from the receipt by the Borrower of written notice from the Lender that an event giving rise to grounds for such a Default has occurred, (iii) the Secured Promissory Note after the expiration of any applicable cure period or (iv) the Security Agreement after the expiration of any applicable cure period.

                  (c) The occurrence of any Insolvency Proceeding.

                  (d) If any representation or warranty of the Borrower herein or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made.



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                  (e) Failure by the Borrower to perform any other covenant or agreement contained in any agreement or instrument that results in the acceleration of the maturity of any indebtedness to others of the Borrower under such agreement or instrument.

                  (f) The occurrence of an unanticipated material adverse change in the business or financial condition of the Borrower which in the reasonable judgment of the Lender creates material uncertainty with respect to the ability of the Borrower to discharge the Liabilities.

         1.3 Financing Statements: Uniform Commercial Code financing statements, substantially in the form attached hereto as Exhibit 1.3, covering all of the now-existing or after-acquired property of the Borrower and Subsidiaries.

         1.4 Insolvency Proceedings. The (i) filing by a party of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (ii) making of a general assignment for the benefit of creditors; (iii) consent to the appointment of a receiver or trustee, including, without limitation, a "custodian" as defined in the Bankruptcy Code set forth in Title II of the United States Code for a party or any of its assets; (iv) execution of a consent to any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of a party; (v) the appointment of a receiver, trustee, custodian or officer performing similar functions, including, without limitation, a "custodian" as defined in the foregoing Bankruptcy Code, for a party or any of its assets, or
(vi) the filing against a party of a request or petition for liquidation, reorganization, arrangement, or adjudication as a bankrupt under the bankruptcy, insolvency or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect, or of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of a party.

         1.5 Liabilities. All amounts advanced and unpaid under this Agreement, the accrued and unpaid interest on such amounts and any and all other expenses or charges due from the Borrower to the Lender under this Agreement, the Secured Promissory Note or the Security Agreement.

         1.6 Maximum Loan Amount. Two Million Dollars ($2,000,000).

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         1.7 Minimum Draw. The minimum amount of any Advance under this
Agreement shall be Fifty Thousand Dollars ($50,000).

         1.8 Secured Promissory Note. The Secured Promissory Note dated as of June 19, 2000 executed by the Borrower and delivered to the Lender on or about the date hereof in the form attached hereto as Exhibit 1.8.

         1.9 Security Agreement. The Security Agreement as of June 19, 2000 executed by the Borrower and Subsidiaries and delivered to the Lender as security for the Secured Promissory Note in the form attached hereto as Exhibit 1.9.

                                  II. THE LOAN

         2.1 Loan. Subject to the terms and conditions set forth herein and prior to any Default hereunder and so long as no Insolvency Proceedings have commenced with respect to the Borrower or Subsidiaries, the Lender agrees that it will lend to the Borrower and the Borrower agrees that it may borrow and repay from time to time amounts not to exceed the Maximum Loan Amount (the "Loan").

         2.2 Interest. Amounts advanced to the Borrower by the Lender under this Agreement shall bear interest, payable as set forth in Article III of this Agreement, from the date of each such Advance on the unpaid principal balance thereof until paid in full at a rate of ten percent (10%) per annum, and after any Default at the rate of eighteen percent (18%) per annum.

         2.3 Advances. The Lender agrees to make Advances to the Borrower upon the Borrower's request, as set forth herein. Total Advances shall not exceed the Maximum Loan Amount.

         2.4 Requests for Advances. The Borrower may at any time, and from time to time, request Advances from the Lender in amounts not less than the Minimum Draw, unless at the time the Advance is requested the difference between the aggregate principal amount of unpaid Advances then outstanding and the Maximum Loan Amount is less than the Minimum Draw, in which event the Borrower may request Advances in an aggregate amount which is less than the Minimum Draw. All requests for Advances shall be made by the Borrower to the Lender in writing and the Borrower may deliver any such written request for an Advance by telecopy transmission.

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                                  III. PAYMENTS

         3.1 Scheduled Payment. All Liabilities shall be paid in full upon the earlier of (a) September 30, 2000, or (b) the completion of a sale of equity securities by the Borrower to the extent that the net proceeds of such sale exceed Three Million Dollars ($3,000,000), unless declared due and payable earlier by the Lender as set forth herein. Notwithstanding the foregoing, all Liabilities shall be paid in full upon any sale of all or substantially all of the assets of the Borrower or the merger or consolidation of the Borrower with or into another corporation in which the beneficial owners of the Borrower's voting stock immediately before the merger or consolidation own less than a majority of the surviving or acquiring entity's voting stock immediately after the merger or consolidation.

         3.2 Prepayment. The Borrower may from time to time prepay any amount outstanding under this Agreement or the Secured Promissory Note, in whole or in part, without premium or penalty, by wire transfer.

                                  IV. SECURITY

         As security for the full and timely payment of the principal and interest on the Secured Promissory Note and the Liabilities, whether now existing or hereafter arising:

         4.1 Security Agreement. The Borrower and Subsidiaries have duly executed and delivered to the Lender the Security Agreement and Financing Statements covering all of the now existing or after-acquired property of the Borrower and Subsidiaries, as more fully described therein.

         4.2 Recording. The Borrower shall, at its cost and expense, cause all instruments and documents given as security pursuant to the Security Agreement, including the Financing Statements, to be duly recorded and/or filed in all places necessary, in the opinion of the Lender, to perfect and protect the security interest of the Lender in the property covered thereby.

                       V. DISBURSEMENT AND USE OF PROCEEDS

         5.1 Ordinary Course of Business. The Borrower and Subsidiaries agree that the Advances will be used solely in the ordinary course of the Borrower's and Subsidiaries' businesses pursuant to budgets approved by the Lender and the Advances shall be made as required by such budgets.

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                            VI. CONDITIONS PRECEDENT

         The obligation of the Lender to make the Advances is subject to the satisfaction of the following conditions precedent:

         6.1 Secured Promissory Note. The Lender shall have received the duly executed and delivered Secured Promissory Note.

         6.2 Documents. The Lender shall have received all instruments and documents required to be delivered pursuant to Article IV, and the same shall be in full force and effect.

         6.3 Representations and Warranties. All representations and warranties of the Borrower and Subsidiaries contained herein shall be true and correct.

         6.4 No Event of Default. There shall exist no Default and no condition, event or act which, with notice or lapse of time or both, would constitute a Default.

         6.5 Intercreditor Agreement. Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, John Habbert and Walter Doyle (together the "Creditors"), who are parties along with the Borrower and Subsidiaries to that certain Secured Advance Facility Loan Agreement dated as of December 8, 1999, as amended, (as amended, the "Existing Credit Facility"), shall enter into with Lender an intercreditor agreement, substantially in the form attached hereto as
Exhibit 6.5, which provides that the collateral position of the Lender in connection with this Agreement shall be senior to the collateral position of the Creditors in connection with the Existing Credit Facility.

                       VII. REPRESENTATIONS AND WARRANTIES

         The Borrower and Subsidiaries represent and warrant that:

         7.1      Corporate Authority.

                  (a) Incorporation; Good Standing. The Borrower and Subsidiaries (i) are corporations duly organized, existing and in good standing under the laws of the states of their incorporation; (ii) have all requisite corporate power to own their property and conduct their businesses as now conducted and as presently contemplated; and (iii) are in good standing as foreign corporations and are duly authorized to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business and financial condition of the Borrower or Subsidiaries.

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                  (b) Authorization. The execution, delivery and performance of this Agreement, the Secured Promissory Note, the Security Agreement (together, the "Loan Documents") and the transactions contemplated hereby (i) are within the corporate authority of the Borrower and Subsidiaries, (ii) have been authorized by proper corporate proceedings and (iii) will not contravene any provision of law, certificate or articles of incorporation or bylaws or any other agreement, instrument or undertaking binding upon the Borrower or Subsidiaries. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower and Subsidiaries enforceable against the Borrower and Subsidiaries in accordance with its terms.

         7.2 Title to Properties; Absence of Liens. The Borrower and Subsidiaries have good and valid title to all properties, assets and rights of every name and nature now purported to be owned by them free from all defects, liens, charges and encumbrances whatsoever, except as set forth in Schedule 7.2 attached hereto. The Borrower owns all of the issued and outstanding capital stock of the Subsidiaries.

         7.3 No Default. The Borrower and Subsidiaries are not in default in any material respect under any material contract, agreement or obligation, which default could result in a significant impairment of the ability of the Borrower to fulfill its obligations hereunder or a significant impairment of its financial position or business, except as set forth on Schedule 7.3 attached hereto.

         7.4 Litigation. There is no litigation, proceeding or governmental investigation pending, or to the knowledge of their officers, threatened against the Borrower or Subsidiaries that will adversely affect the ability of the Borrower or Subsidiaries to perform their obligations hereunder, that is likely to affect the Lender's security interest in the Collateral (as defined in the Security Agreement), or that if determined adversely to the Borrower or Subsidiaries is reasonably likely to have a material adverse effect on the financial condition or business of the Borrower or Subsidiaries or result in any material liability on the part of the Borrower or Subsidiaries, nor is there any basis in fact therefor known to the Borrower or Subsidiaries, except as set forth in Schedule 7.4 attached hereto.

         7.5 Insurance. The Borrower and Subsidiaries maintain in force fire, casualty, comprehensive liability and other insurance covering their properties and business that is adequate and customary for the type and scope of their properties and business.

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                           VIII. AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that from the date hereof and as long as any indebtedness is outstanding hereunder:

         8.1 Notices. It will promptly notify the Lender in writing of the occurrence of any act, event or condition which constitutes or which after notice or lapse of time, or both, would constitute a Default hereunder.

         8.2 Financial Statements. It will furnish to the Lender:

                  (a) Within ninety (90) days after the end of each fiscal year, the consolidated balance sheet of the Borrower and Subsidiaries, as at the end of, and the related consolidated statements of operations and cash flows for, such year accompanied by an audit report by independent certified public accountants, together with a written statement by such accountants to the effect that in the course of the audit upon which their audit report was based (but without any special or additional audit procedures for this purpose) they did not become aware of any condition or event relating to financial matters which constitutes a Default under this Agreement, or, if such accountants shall have in the course of such audit become aware of any Default, they shall disclose in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lender for failure to become aware of any such Default;

                  (b) Upon written request of the Lender, a quarterly report showing any variance from the operating budget to actual results of operations and a monthly statement of profit and loss, with such report accompanied by a narrative discussion explaining the variances;

                  (c) Annually, a copy of Borrower's and Subsidiaries' operating budgets for the ensuing fiscal year, and upon request of the Lender, the Borrower's and Subsidiaries' cash flow projections on a monthly basis; and

                  (d) From time to time such other financial data and information as the Lender may reasonably request.

         8.3 Corporate Existence and Maintenance of Properties. It will do or cause to be done all things necessary to preserve and keep in full force and effect its and Subsidiaries' corporate existences, rights and franchises and to operate its and their businesses in conformity with all applicable laws and regulations. The Borrower and Subsidiaries will cause all of their properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and

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supplied with all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.

         8.4 Insurance. The Borrower and Subsidiaries will maintain, with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds covering the risks and in the relative proportionate amounts usually carried by companies conducting business similar to that of the Borrower and Subsidiaries.

         8.5 Taxes. The Borrower and Subsidiaries will pay or cause to be paid all taxes, assessments or governmental charges on or against them or their properties prior to the time when they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge which is being in good faith contested and with respect to which adequate reserves have been established and are being maintained.

         8.6 Expenses. The Borrower will reimburse the Lender for all reasonable out-of-pocket expenses, including but not limited to the reasonable fees and costs of special counsel for the Lender and other reasonable attorney fees and costs incurred or expended in connection with the enforcement of any obligations of the Borrower and Subsidiaries under any of the Loan Documents.

         8.7 Further Assurances. The Borrower and Subsidiaries will execute and deliver to the Lender such further instruments, provide them with such further data and information and take such further action as Lender may reasonably request or as may be necessary or desirable further to effect the purposes of this Agreement.

         8.8 Inspection. The Borrower and Subsidiaries will permit during reasonable business hours any person designated by the Lender to visit and inspect their properties, corporate books and financial records and to discuss their affairs, finances and accounts with their officers and employees as often as the Lender may reasonably request.

         8.9 Legal Expenses. The Borrower will pay the legal fees and out-of-pocket expenses of the Lender's counsel incurred in connection with the preparation, execution and delivery of the documents provided for in this Agreement.

                             IX. NEGATIVE COVENANTS

         The Borrower and Subsidiaries covenant and agree that from the date hereof, and as long as any Liability is outstanding hereunder, except with the written consent of the Lender:

         9.1 Dividends. The Borrower will pay no dividends either in cash or kind on any class of its capital stock nor make any distribution (other than in kind) on account of

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its stock, nor redeem, repurchase or otherwise acquire directly or indirectly any of its stock.

         9.2 Loans. The Borrower and Subsidiaries will not make any loans or advances to any individual, firm or corporation (other than to one of themselves), including without limitation its officers and employees; provided, however, that they may make advances to employees, including their officers, with respect to reasonable business expenses incurred by such employees which expenses are reimbursable by them.

         9.3 Purchase of Securities. The Borrower and Subsidiaries will not invest in or purchase any stock or securities of any individual, firm or corporation other than U.S. Government obligations with a maturity not greater than one year or certificates of deposit with banks having a principal office within the United States.

         9.4 Merger. The Borrower and Subsidiaries will not merge or consolidate or be merged or consolidated with or into any other corporation (except among themselves).

         9.5 Sale of Assets. The Borrower and Subsidiaries will not sell or dispose of any of their assets except in the ordinary and usual course of their businesses.

         9.6 Other Security Interests. The Borrower and Subsidiaries will not grant or suffer to exist any security interest in, or mortgage of, any of their properties or assets, except for liens set forth in Schedule 7.2 attached hereto and except for the granting of a purchase money security interest on specific items of new equipment acquired by Borrower or Subsidiaries.

         9.7 Not To Engage in Other Business. The Borrower and Subsidiaries will not engage in any business other than the businesses in which they are currently engaged or businesses reasonably allied thereto.

                      X. DEFAULTS BY BORROWER AND REMEDIES

         10.1 Acceleration. Upon the occurrence of a Default, the Lender may by notice in writing to the Borrower declare the principal of all Advances then remaining unpaid and the interest accrued thereon and all other Liabilities of the Borrower hereunder immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         10.2 Suits for Enforcement. In case any one or more Defaults shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Secured Promissory Note, the Security Agreement or in any other document or instrument delivered in

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connection with this Agreement, or to enforce the payment of the Secured
Promissory Note or any other legal or equitable right or remedy.

         10.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in the Secured Promissory Note, the Security Agreement or in any other instrument or document delivered in connection with this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4 Rights Not Waived. No course of dealing between the Borrower and the Lender, nor any failure on the part of the Lender to complain of any action or non-action on the part of the Borrower, no matter how long the same may continue, shall ever be deemed to be a waiver by the Lender of any of its rights hereunder. Further, no waiver by the Lender at any time of any of the provisions hereof shall be construed as a waiver of any of the other provisions hereunder, or a waiver at any subsequent time of the same provision. The consent or approval by the Lender to or of any action by the Borrower requiring the Lender's consent or approval shall not waive or render unnecessary the Lender's consent or approval to or of any subsequent similar act by the Borrower.

                       XI. FURTHER AGREEMENTS WITH LENDER

         11.1 Conversion Rights. The Lender shall have the right at any time and from time to time to convert the Maximum Loan Amount, and accrued interest thereunder, into shares of common stock of the Borrower at the rate of $15 of the Maximum Loan Amount and accrued interest for each such share, provided that such $15 price shall be reduced to any lower per share price at which the Borrower may sell its equity securities in any transaction or series of related transactions resulting in aggregate gross proceeds to the Borrower of at least Two Million Dollars ($2,000,000). Such per share price shall also be adjusted proportionately in the event of, and to reflect, any stock split, stock dividend, stock consolidation or similar capital reorganization of the Borrower.

                                  XII. GENERAL

         12.1 Notice. Except as expressly provided herein, all notices required or permitted to be given hereunder shall be in writing and sent by certified mail as follows:

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                           (a)      To the Lender:

                                    Azul Holdings Inc.
                                    2362 Spotswood Place
                                    Boulder, CO  80304

                           (b)      To the Borrower:

                                    Antiqnet.com Inc.
                                    4920 Wyaconda Road
                                    North Bethesda, MD 20852



                           (c)      To the Subsidiaries:

                                    Sloans Auction Galleries Ltd.
                                    4920 Wyaconda Road
                                    North Bethesda, MD 20852

                                    Antique Networking, Inc.
                                    1350 W. Fifth Avenue, Suite 300
                                    Columbus, OH 43212

         12.2 Successors and Assigns. The obligations of the Borrower and Subsidiaries hereunder shall be binding upon their successors and assigns and shall inure to the benefit of the successors and assigns of the Lender.

         12.3 Term. The term of this Agreement shall be until all of the Borrower's indebtedness to the Lender, or its assignees, under this Agreement is paid in full.

         12.4 Entire Agreement. This Agreement together with the other Loan Documents constitute the entire understanding and agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

         12.5 Governing Law. This Agreement together with the other Loan Documents shall be governed by Colorado law.

         12.6 Execution. This Agreement and its Exhibits may be executed in counterparts by facsimile.

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         IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

LENDER:

AZUL HOLDINGS INC.,
a Delaware corporation

By:   /s/ Jeffrey L. Neuman
   -------------------------------------------
         Jeffrey L. Neuman, President


BORROWER:

ANTIQNET.COM INC.,
a Delaware corporation

By: /s/ Jeffrey L. Neuman
    ------------------------------------------
         Jeffrey L. Neuman, Chairman and CEO


SUBSIDIARIES:

SLOANS AUCTION GALLERIES LTD.,
a Delaware corporation

By: /s/ Deborah L. Seidel
    ------------------------------------------
         Deborah L. Seidel, President


ANTIQUE NETWORKING, INC.,
an Ohio corporation

By: /s/ Michael Chase
   -------------------------------------------
   Michael Chase President